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                                                                   EXHIBIT 10.10




                                    GUARANTY


                  This Guaranty ("Guaranty") is executed as of August 9, 2001 by iPayment Holdings, Inc. ("Holdings"), a Tennessee corporation, in favor 1st National Processing, Inc. ("Beneficiary"), a Nevada corporation

                                   WITNESSETH:

                  WHEREAS, Beneficiary, T.A. Gillis, Leon D. Ladd, James L. Miller, Holdings and First Acquisition Company, a Nevada corporation ("Buyer"), have entered into that certain Asset Purchase Agreement dated _________, 2001 (the "Purchase Agreement");

                  WHEREAS, pursuant to the Purchase Agreement, Beneficiary has agreed to sell and Buyer has agreed to purchase substantially all of the assets of Beneficiary;

                  WHEREAS, as partial consideration for the purchase of the assets, Buyer has agreed to execute and deliver to Beneficiary a promissory note in the original principal amount of Three Million Six Hundred Thousand and No/100 Dollars ($3,600,000.00) in substantially the form attached as Exhibit 1.5(c) to the Purchase Agreement (the "Promissory Note");

                  WHEREAS, on the terms and conditions set forth herein, Holdings has agreed to guaranty the payment and performance by Buyer of each of the obligations and liabilities of Buyer to Beneficiary pursuant to the Promissory Note.

                  NOW THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Holdings agrees as follows:

         1. Except as otherwise set forth herein, Holdings absolutely and unconditionally guarantees to Beneficiary the prompt payment when due, whether by acceleration or otherwise, of all sums payable by Buyer to Beneficiary in connection with, and the prompt performance of all promises, covenants and agreements to be performed on the part of Buyer contained in, the Promissory Note (each, an "Obligation" and together, the "Obligations").

         2. To the extent that Beneficiary believes Buyer has breached any Obligation, Beneficiary must first make demand upon Buyer (hereinafter, a "Buyer Demand") and wait for ten (10) days commencing the day after such Buyer Demand for Buyer to satisfy fully such Obligation before calling upon Holdings to satisfy such Obligation(s) in accordance herewith.

         3. Holdings waives and grants to Beneficiary the right, without notice to Holdings and without in any way affecting the liability of Holdings under this Guaranty, at any time and from time to time, to deal in any manner it shall see fit with the Obligations,


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including, but not limited to, (i) accepting partial payments on account of the
Promissory Note, (ii) granting extensions or renewals of all or any part of the Promissory Note, and (iii) modifying, waiving, supplementing or otherwise changing any of the terms, conditions or provisions contained in the Promissory Note. Holdings agrees that any and all settlements, compromises, compositions, accounts stated and agreed balances made in good faith between Beneficiary and Buyer with respect to the Promissory Note shall be binding upon Holdings.

         4. This Guaranty shall be binding upon the successors and assigns of Holdings.

         5. This Guaranty shall continue in force for so long as Buyer shall be obligated to Beneficiary under Promissory Note. Holdings waives presentment, demand of payment, protest, notice of dishonor or nonpayment of or nonperformance of the Promissory Note.

         6. The rights of Beneficiary hereunder shall be reinstated and revived, and this Guaranty shall be fully enforceable, with respect to any amount at any time paid on account of the Promissory Note which thereafter shall be required to be restored or returned by Beneficiary upon the bankruptcy, insolvency or reorganization of Buyer, or any other person, or as a result of any other fact or circumstance, all as though such amount had not been paid.

         7. No postponement or delay on the part of Beneficiary in the enforcement of any right hereunder shall constitute a waiver of such right.

         8. Notwithstanding anything to the contrary set forth herein, Holdings shall have the right to assert any claim, defense or counterclaim which Buyer may or could assert on the Promissory Note, including but not limited to failure of consideration, breach of warranty, payment, statute of fraud, statute of limitations, fraud, bankruptcy, set-off (including specifically the right of set off under Section 4.6 of the Promissory Note) and accord and satisfaction.

         9. Should any legal proceedings be commenced to secure or enforce any right under this Guaranty, the prevailing party shall be entitled to recover from the non-prevailing party its reasonable attorneys' fees and costs, in addition to all other relief to which said party may be entitled. The term "prevailing party" shall mean that party whose position is substantially upheld in a final judgment rendered in such litigation, or, if the final judgment is appealed, that party whose position is substantially upheld by the decision of the final appellate body.

         10. This Guaranty is governed by the laws of the State of Tennessee.

                                    iPayment Holdings, Inc.


                                    By:  /s/ Gregory S. Daily
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                                    Its:
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